EXHIBIT (a)(1)(D)	Form of ABI Letter of Transmittal

LETTER OF TRANSMITTAL
To Tender Shares of the Common Stock of
ALCHEMY BEVERAGES INC.
Pursuant to the ABI Offer to Purchase dated October 20, 2026 by

BRIGHTFLIXX FINANCE (LUXEMBOURG) S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., PACIFIC TIME OR

PACIFIC DAYLIGHT TIME, AS APPLICABLE, ON JANUARY 26, 2027,

UNLESS THE OFFER IS EXTENDED

The Depositary for the ABI Offer is: DYNAMIC STOCK TRANSFER, INC. 3347 Cerritos Avenue, Los Alamitos, CA 90720 Telephone / Inquiries: +1 (213) 667-0197

This ABI Letter of Transmittal is to be completed by shareholders of Alchemy Beverages Inc. either if certificates representing shares are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (DTC). Delivery of documents to an address other than as set forth above does not constitute a valid delivery to the Depositary.

Description of Shares Surrendered

Certificate Number(s)	Name and Address of Registered Holder	Number of Shares Surrendered
[Alternative: Box for Book-Entry Transfer]

[ ] LOST OR MISSING CERTIFICATES: Check here if some or all of your certificates have been lost, stolen, or destroyed. See Instruction 3 for mandatory bond and affidavit procedures.

Payment and Delivery Instructions

Please select and complete exactly ONE of the options below to indicate how your cash consideration should be disbursed. If no option is selected, payment will be issued via check to the registered address listed above.

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Option 1: Payment via Check

[ ] Issue check to registered holder and address (as shown above)
[ ] Issue check to Alternative Address below (Requires Medallion Guarantee if different from registered holder):
Payee Name:
Street Address / P.O. Box:
City, State, Zip Code, Country:

Option 2: Payment via Wire Transfer

[ ] Check here to request direct wire transfer. Note: Wire processing fees may be deducted by the Depositary or your receiving bank.

Beneficiary Bank Name:
Routing Transit Number (RTN / ABA / SWIFT):
Account Number / IBAN:
Account Type (Checking/Savings):
Beneficiary Account Name:
Reference Memo (Optional):

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Signatures and Authorization

By signing below, the undersigned hereby tenders the above-described shares to the Depositary subject to all terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal.

X Signature(s) of Owner(s) or Authorized Signatory	Date: _________________________, 2026
Name(s) (Please Print):	Capacity / Title (if applicable):
Area Code and Telephone No:	Taxpayer ID / Social Security No:
MEDALLION SIGNATURE GUARANTEE (If required—See Instructions 1 and 2) [Place Medallion Guarantee Stamp Here]

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Instructions for Completing the Letter of Transmittal

1. Delivery of Letter of Transmittal and Shares; Notice of Guaranteed Delivery

To validate a tender of shares, a properly completed and signed Letter of Transmittal (or a facsimile copy), along with actual stock certificates or confirmation of book-entry transfer, must be received by the Depositary prior to the Expiration Date. Delivery to the Purchaser or Target will not qualify.

•	Notice of Guaranteed Delivery: If a shareholder desires to tender shares but certificates are not immediately available, or book-entry delivery cannot clear prior to the Expiration Date, the tender may be processed using the Guaranteed Delivery Procedure.
•	Eligible Guarantor Institution: A Notice of Guaranteed Delivery must be executed by an 'Eligible Guarantor Institution' (such as a commercial bank, trust company, or a broker-dealer member of a recognized Medallion Guarantee program).
•	Two-Day Settlement Window: The Notice of Guaranteed Delivery must be received by the Depositary prior to the Expiration Date. The physical stock certificates or book-entry confirmation, together with this Letter of Transmittal, must then be received by the Depositary within two (2) business days after the execution date of such Notice of Guaranteed Delivery. Failure to clear within this window voids the tender.

2. Medallion Signature Guarantees

Signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution UNLESS: (a) the Letter of Transmittal is signed by the registered holder of the shares surrendered therewith and the holder has not completed the alternative payee/address boxes under Option 1 or Option 2, or (b) the shares are tendered for the account of an Eligible Guarantor Institution.

3. Lost, Stolen, or Destroyed Certificates

If any certificate representing shares of Common Stock has been lost, stolen, or destroyed, the shareholder must immediately cross-check the special checkbox on the front of this form. The shareholder must then interface directly with Dynamic Stock Transfer, Inc. to obtain an Affidavit of Loss and instructions for securing an open-penalty indemnity bond. This Letter of Transmittal cannot be processed, and no cash consideration will be wired or mailed, until the indemnity bond is fully issued, paid for, and submitted to the Depositary alongside a valid tax form.

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Schedule A: Substitute Form W-9 (U.S. Persons Only)

Complete this Schedule ONLY if you are a U.S. citizen, U.S. resident alien, or a U.S. domestic entity. Purpose: To provide your correct Taxpayer Identification Number (TIN) and certify exemption from backup withholding.

Part I: Name of Taxpayer (as shown on your income tax return): __________________________________________________________________
Part II: Taxpayer Identification Number (TIN) Social Security Number: [ ___ - __ - ____ ] OR Employer ID Number: [ __ - _______ ]

Part III: Certification
Under penalties of perjury, I certify that: (1) The number shown on this form is my correct TIN, and (2) I am not subject to backup withholding because I am exempt, or I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends.

X Signature of U.S. Person: ____________________________________ Date: ________________, 2026
WARNING: Failure to complete this form may result in a U.S. backup withholding tax being deducted from your cash payment.

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Schedule B: Substitute Form W-8BEN (Non-U.S. Persons Only)

Complete this Schedule ONLY if you are a beneficial owner who is NOT a U.S. person (e.g., non-resident alien or foreign entity). Purpose: To establish your foreign status and certify that you are not subject to U.S. asset transfer backup withholding.

Part I: Identification of Beneficial Owner Name of Individual/Entity: ___________________________ Country of Citizenship/Incorporation: _________________
Permanent Residence Address (Street, Apt, City, State, Country - Do NOT use a P.O. Box): ____________________________________________________________________________________________________
Part II: Foreign Taxpayer Identification Number (FTIN) Foreign TIN (if issued by your home country): [ __________________________________ ]

Part III: Claim of Tax Treaty Benefits (if applicable)
The beneficial owner is a resident of ___________________ within the meaning of the income tax treaty between the United States and that country, and asserts capital gain exemption status rules under that framework.

Part IV: Certification
Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify that I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income or proceeds to which this form relates.

X Signature of Non-U.S. Holder: _______________________________ Date: ________________, 2026

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